UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

SOUTHERN TRUST SECURITIES HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33135
 (Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):
(305) 446 4800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Certain Officers

On January 10, 2014, the Board of Directors of Southern Trust Securities Holding Corp. (STSHC) appointed Mr. Frank Dunbar and Mr. Victor Casado as Directors to its board.

Mr. Dunbar rejoined Southern Trust Securities, Inc. on October 21, 2013 as the firm's Controller. Mr. Dunbar has been a licensed Certified Public Accountant for over 30 years and attained his accounting degree from the University of South Carolina.  Prior to working with STS and affiliates, Mr. Dunbar has served as Chief Financial Officer for several banks in both the securities industry and public accounting.

Mr. Casado joined Southern Trust Securities, Inc. in 2001 as a Financial Adviser with Southern Trust Securities, Inc. and acted as the Chief Compliance Officer for the firm's asset management division since 2008.  Mr. Casado holds a B.B.A. in International Business as well as a Masters in Business Administration with a specialty in Finance from Florida International University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

Dated: January 10, 2014	By:	/s/ Robert Escobio
Robert Escobio
Chief Executive Officer